EXHIBIT 4.1

SUBSCRIPTION AGREEMENT

Oro Capital Corporation
23 Dassan Island Drive
Plettenberg Bay, 6600
South Africa

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the “Purchaser”) is purchasing __________________________________________________ (__________) shares of Common Stock of ORO CAPITAL CORPORATION (the “Company”) at a price of $0.04 per share (the “Subscription Price”).

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Mr. Danny Aaron solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Aaron.

MAKE CHECK PAYABLE TO:  ORO CAPITAL CORPORATION

Executed this _____ day of ___________________, _______.

Signature of Purchaser

Address of Purchaser

Printed Name of Purchaser
ID Number:

PLEASE ENSURE FUNDS ARE IN US DOLLARS

	X $0.04	=	US$
Number of Shares Purchased			Total Subscription Price

Form of Payment:	Cash:___________	Check #: _______________	Other: _________________

ORO CAPITAL CORPORATION

By:

Title: